EXHIBIT 99.1

Stride reports fourth quarter and full year 2026 financial results

RESTON, Va., Aug. 04, 2026 (GLOBE NEWSWIRE) -- Stride, Inc. (NYSE: LRN), one of the nation’s most successful technology-based education companies, today announced its results for the fourth quarter and full fiscal year ended June 30, 2026.

“I am pleased to lead Stride as we position the Company for its next chapter of growth,” said Robert Knowling, Stride Chief Executive Officer. “Building on Stride’s strong foundation, we will continue to prioritize investments in curriculum, technology and support services to improve student outcomes and drive growth and value creation. I look forward to working alongside our talented team and leveraging our full breadth of capabilities to reach Stride's full potential.”

Fiscal 2026 Highlights Compared to 2025

  Revenue of $2,518.1 million, compared with $2,405.3 million
  Income from operations of $450.8 million, compared with $360.1 million
  Net income of $338.2 million, compared with $287.9 million
  Diluted net income per share of $7.14, compared with $5.95
  Adjusted operating income of $498.4 million, compared with $466.2 million (1)
  Adjusted EBITDA of $617.6 million, compared with $571.0 million (1)
  Adjusted earnings per share of $8.33, compared with $8.10 (1)
  Repurchased approximately $188.7 million of common stock under the Company’s share repurchase authorization
  Share repurchase authorization extended through October 31, 2027

Fiscal 2026 Summary Financial Metrics

	Year Ended June 30,		Change 2026/2025
	2026	2025	$	%
	(In thousands, except percentages and per share data)
Revenues	$2,518,081	$2,405,317	$112,764	4.7%

Income from operations	450,767	360,094	90,673	25.2%
Adjusted operating income (1)	498,373	466,233	32,140	6.9%

Net income	338,192	287,941	50,251	17.5%
Net income per share, diluted	7.14	5.95	1.19	20.0%
Adjusted earnings per share (1)	8.33	8.10	0.23	2.8%

EBITDA (1)	577,329	474,763	102,566	21.6%
Adjusted EBITDA (1)	617,584	571,035	46,549	8.2%

(1) To supplement our financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we also present non-GAAP financial measures including adjusted operating income (loss), EBITDA, adjusted EBITDA, and adjusted earnings per share. Management believes that these additional measures provide useful information to investors relating to our financial performance. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below.

Fourth Quarter Fiscal 2026 Highlights Compared to 2025

  Revenue of $636.1 million, compared with $653.6 million
  Income from operations of $105.9 million, compared with $56.9 million
  Net income of $81.4 million, compared with $51.3 million
  Diluted net income per share of $1.75, compared with $1.03
  Adjusted operating income of $117.8 million, compared with $130.6 million (1)
  Adjusted EBITDA of $149.8 million, compared with $158.4 million (1)
  Adjusted earnings per share of $2.12, compared with $2.29 (1)
  Repurchased approximately $100 million of common stock under the Company’s share repurchase authorization

Fourth Quarter Fiscal 2026 Summary Financial Metrics

	Three Months Ended June 30,		Change 2026/2025
	2026	2025	$	%
	(In thousands, except percentages and per share data)
Revenues	$636,064	$653,647	$(17,583)	(2.7%)

Income from operations	105,852	56,864	48,988	86.1%
Adjusted operating income (1)	117,814	130,558	(12,744)	(9.8%)

Net income	81,388	51,320	30,068	58.6%
Net income per share, diluted	1.75	1.03	0.72	69.9%
Adjusted earnings per share (1)	2.12	2.29	(0.17)	(7.4%)

EBITDA (1)	139,631	87,063	52,568	60.4%
Adjusted EBITDA (1)	149,823	158,413	(8,590)	(5.4%)

Revenue Data

	Three Months Ended				Year Ended
	June 30,		Change 2026 / 2025		June 30,		Change 2026 / 2025
	2026	2025	$	%	2026	2025	$	%
	(In thousands, except percentages)

General Education	$355,809	$394,134	$(38,325)	(9.7%)	$1,417,785	$1,448,676	$(30,891)	(2.1%)
Career Learning
Middle - High School	267,116	240,455	26,661	11.1%	1,043,726	876,287	167,439	19.1%
Adult	13,139	19,058	(5,919)	(31.1%)	56,570	80,354	(23,784)	(29.6%)
Total Career Learning	280,255	259,513	20,742	8.0%	1,100,296	956,641	143,655	15.0%
Total Revenues	$636,064	$653,647	$(17,583)	(2.7%)	$2,518,081	$2,405,317	$112,764	4.7%

Enrollment and Revenue Per Enrollment Data

Full year enrollments averaged 243.9K, up 4.2% compared to 234.0K enrollments in fiscal year 2025. Of the total enrollments, 109.7K were Career Learning enrollments, up 13.9% compared to 96.3K Career Learning enrollments in fiscal 2025.

Fourth quarter enrollments averaged 234.2K, down (0.5)% compared to 235.3K enrollments in the fourth quarter of fiscal year 2025. Of the total average enrollments, 106.4K were Career Learning enrollments, up 9.7% compared to 97.0K Career Learning enrollments in the fourth quarter of fiscal 2025.

Enrollments only include those students in full service public or private programs where Stride provides a combination of curriculum, technology, and instructional and support services, inclusive of administrative support and may include enrollments for which Stride receives no public funding or revenue. Stride does not report enrollments for our Adult Learning business.

Revenue per enrollment for the full fiscal year 2026 was $9,914, up 2.4% compared to $9,677 in fiscal year 2025. General Education revenue per enrollment was $10,243, up 1.6%, and Career Learning revenue per enrollment was $9,512, up 4.5%, compared to fiscal year 2025. If the mix of enrollments changes, our revenues will be impacted to the extent the average revenues per enrollments are significantly different.

Revenue per enrollment for the fourth quarter was $2,620, down (0.4)% compared to $2,630 in the fourth quarter of fiscal year 2025. General Education revenue per enrollment was $2,710, down (1.0)% compared to the fourth quarter of fiscal year 2025, and Career Learning revenue per enrollment was $2,511, up 1.3%, compared to the fourth quarter of fiscal year 2025.

Cash Flow and Capital Allocation

As of June 30, 2026, the Company’s cash and cash equivalents and marketable securities totaled $1,034.1 million, compared with $1,011.4 million reported at June 30, 2025.

Capital expenditures for the fiscal year ended June 30, 2026 were $78.8 million, compared to $60.0 million in fiscal year 2025, and were comprised of $0.6 million of property and equipment, $61.6 million of capitalized software development and $16.6 million of capitalized curriculum development.

During fiscal year 2026, the Company repurchased approximately 2.3 million shares of its common stock for an aggregate purchase price of approximately $188.7 million under its previously announced share repurchase authorization. As of June 30, 2026, approximately $311.3 million remained available under the current authorization. The Company continues to evaluate share repurchases as part of its disciplined capital allocation strategy.

Conference Call

The Company will discuss its fourth quarter and full fiscal year 2026 financial results during a conference call scheduled for Tuesday, August 4, 2026 at 5:00 p.m. eastern time (ET).

A live webcast of the call will be available at investors.stridelearning.com/events-and-presentations. To participate in the live call, investors and analysts should dial (833) 461-5787 (domestic) or +1 (585) 542-9983 (international) and provide the conference ID number 708 877 615. Please access the website at least 15 minutes prior to the start of the call.

A replay of the call will be posted at investors.stridelearning.com/events-and-presentations.

About Stride Inc.

Stride Inc. (NYSE: LRN) is redefining lifelong learning with innovative, high-quality education solutions. Serving learners in primary, secondary, and postsecondary settings, Stride provides a wide range of services including K-12 education, career learning, professional skills training, and talent development. Stride reaches learners in all 50 states and over 100 countries. Learn more at stridelearning.com.

Investor Contact ir@k12.com	Media Contact press@k12.com

Special Note on Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release are forward-looking statements, such as any statements that look to future events and include, among other things, our expectations regarding: mix of enrollment, revenue per enrollment, and future share repurchases. We have tried, whenever possible, to identify these forward-looking statements using words such as “outlook,” “forecasts,” “anticipates,” “trends,” “believes,” “estimates,” “continues,” “likely,” “may,” “opportunity,” “potential,” “projects,” “will,” “will be,” “expects,” “plans,” “intends,” “should,” “would” and similar expressions to identify forward-looking statements, whether in the negative or the affirmative. These statements reflect our current beliefs and are based upon information currently available to us. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These risks, uncertainties, factors and contingencies include, but are not limited to: reduction of per pupil funding amounts at the schools we serve; inability to achieve a sufficient level of new enrollments to sustain our business model or to meet financial or operational guidance; limitations of the enrollment data we present, which may not fully capture trends in the performance of our business; failure to enter into new school contracts or renew existing contracts, in part or in their entirety; failure of the schools we serve, our vendors, or us to comply with our contracts, or federal, state and local laws and regulations, resulting in a loss of funding, an obligation to repay funds previously received, contractual remedies, or actions or proceedings against us; governmental investigations that could result in fines, penalties, settlements, or injunctive relief; declines or variations in academic performance outcomes of the students and schools we serve, including due to the evolution of curriculum standards, testing programs and state accountability metrics; harm to our reputation resulting from poor performance or misconduct by operators or us in any school in our industry and/or in any school which we operate; legal and regulatory challenges from opponents of virtual public education or for-profit education companies; potential violation of laws and regulations relating to privacy and data protection, including as such laws and regulations may apply to children’s data; changes in national and local economic and business conditions and other factors, such as natural disasters, pandemics and outbreaks of contagious diseases and other adverse public health developments; discrepancies in interpretation of legislation by regulatory agencies that may lead to payment or funding disputes; termination of our contracts, or a reduction or termination in the scope of services, with schools; failure to develop the Career Learning business; entry of new competitors with superior technologies (including artificial intelligence (“AI”)) and lower prices; unsuccessful integration of mergers, acquisitions and joint ventures; failure to further develop, maintain and enhance our technology, products, services and brands; inadequate recruiting, training and retention of effective teachers and employees; infringement of our intellectual property; disruptions to our Internet-based learning and delivery systems, including, but not limited to, our data storage systems and third-party cloud infrastructure, systems and facilities, including as a result of cybersecurity attacks; misuse or unauthorized disclosure of student and personal data; failure to prevent or mitigate a cybersecurity incident that affects our systems or our data; problems in the implementation of new information technology systems and technology; failure by us or third parties to maintain and support information technology systems, including addressing quality issues and timely delivering new products and enhancements; risks related to the use, implementation and regulation of AI and other emerging technologies, including in the education of children, and their use by third-party vendors; risks related to our stock repurchase program; changes in our effective tax rate and additional liabilities; and other risks and uncertainties associated with our business described in the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended June 30, 2025 and any subsequently filed Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or the Company’s other filings with the Securities and Exchange Commission. Forward-looking statements reflect our management’s expectations or predictions of future conditions, events or results based on various assumptions and estimates. They are not guarantees of future performance. Our actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements in this press release or that we make from time, and to consider carefully the factors discussed above. All information in this press release is as of today’s date, and the Company undertakes no obligation to update any forward-looking statement as a result of new information, future events or otherwise, except where we are expressly required to do so by law.

Financial Statements

The financial statements set forth below are not the complete set of Stride, Inc.’s financial statements for the three months and year ended June 30, 2026 and are presented below without footnotes. Readers are encouraged to obtain and carefully review Stride Inc.’s Annual Report on Form 10-K for the year ended June 30, 2026, including all financial statements contained therein and the footnotes thereto, filed with the SEC, which may be retrieved from the SEC’s website at www.sec.gov or from Stride Inc.’s Investor Relations website at investors.stridelearning.com.

STRIDE, INC. CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Year Ended
	June 30,		June 30,
	2026	2025	2026	2025
	(In thousands except share and per share data)
Revenues	$636,064	$653,647	$2,518,081	$2,405,317
Instructional costs and services	418,781	414,728	1,567,481	1,461,398
Gross margin	217,283	238,919	950,600	943,919
Selling, general, and administrative expenses	111,431	122,577	499,833	524,347
Impairment of long-lived assets	—	59,478	—	59,478
Income from operations	105,852	56,864	450,767	360,094
Interest expense, net	(2,889)	(2,693)	(11,778)	(10,504)
Other income, net	1,362	10,160	2,173	33,629
Income before income taxes and loss from equity method investments	104,325	64,331	441,162	383,219
Income tax expense	(22,831)	(12,919)	(102,765)	(93,007)
Loss from equity method investments	(106)	(92)	(205)	(2,271)
Net income attributable to common stockholders	$81,388	$51,320	$338,192	$287,941
Net income attributable to common stockholders per share:
Basic	$1.93	$1.19	$7.92	$6.69
Diluted	$1.75	$1.03	$7.14	$5.95
Weighted average shares used in computing per share amounts:
Basic	42,091,404	43,186,913	42,717,156	43,041,274
Diluted	46,388,112	49,767,056	47,332,855	48,413,717

STRIDE, INC. CONSOLIDATED BALANCE SHEETS

	June 30,
	2026	2025
ASSETS	(In thousands except share and per share data)

Current assets
Cash and cash equivalents	$754,501	$782,497
Accounts receivable, net of allowance of $31,302 and $31,124	664,788	559,646
Inventories, net	38,250	37,570
Prepaid expenses	43,052	35,579
Marketable securities	203,499	202,769
Other current assets	12,033	14,673
Total current assets	1,716,123	1,632,734
Property and equipment, net	102,042	78,582
Capitalized software, net	95,002	75,314
Capitalized curriculum development costs, net	56,895	58,584
Intangible assets, net	10,876	18,227
Goodwill	246,676	246,676
Deferred tax asset	—	26,377
Deposits and other assets	207,938	157,465
Total assets	$2,435,552	$2,293,959
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$46,742	$43,962
Accrued liabilities	95,446	103,276
Accrued compensation and benefits	62,896	74,939
Deferred revenue	20,553	26,995
Current portion of finance lease liability	60,477	42,316
Current portion of operating lease liability	2,737	11,391
Total current liabilities	288,851	302,879
Long-term finance lease liability	56,455	44,567
Long-term operating lease liability	8,316	35,164
Long-term debt	417,995	416,322
Deferred tax liability	13,033	—
Other long-term liabilities	18,573	15,408
Total liabilities	803,223	814,340
Commitments and contingencies
Stockholders’ equity
Preferred stock, par value $0.0001; 10,000,000 shares authorized; zero shares issued or outstanding	—	—
Common stock, par value $0.0001; 100,000,000 shares authorized; 49,126,917 and 48,852,419 shares issued; and 41,477,230 and 43,517,676 shares outstanding, respectively	4	4
Additional paid-in capital	739,829	735,711
Accumulated other comprehensive loss	(59)	(67)
Retained earnings	1,184,645	846,453
Treasury stock of 7,649,687 and 5,334,743 shares at cost, respectively	(292,090)	(102,482)
Total stockholders’ equity	1,632,329	1,479,619
Total liabilities and stockholders' equity	$2,435,552	$2,293,959

STRIDE, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
	June 30,
	2026	2025
	(In thousands)
Cash flows from operating activities
Net income	$338,192	$287,941
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	126,562	114,669
Stock-based compensation expense	40,255	36,794
Deferred income taxes	39,993	(17,783)
Provision for credit losses	16,463	15,267
Amortization of fees on debt	1,673	1,647
Noncash operating lease expense	5,063	12,265
Impairment of long-lived assets	—	59,478
Other	20,514	(596)
Changes in assets and liabilities:
Accounts receivable	(121,370)	(102,188)
Inventories, prepaid expenses, deposits and other current and long-term assets	6,538	(6,239)
Accounts payable	2,164	310
Accrued liabilities	(10,188)	40,915
Accrued compensation and benefits	(11,828)	9,913
Operating lease liability	(16,943)	(12,396)
Deferred revenue and other liabilities	(3,274)	(7,181)
Net cash provided by operating activities	433,814	432,816
Cash flows from investing activities
Purchase of property and equipment	(587)	(1,781)
Capitalized software development costs	(61,591)	(36,428)
Capitalized curriculum development costs	(16,668)	(21,801)
Other acquisitions, loans and investments, net of distributions	(55,538)	(20,682)
Proceeds from the maturity of marketable securities	279,497	252,930
Purchases of marketable securities	(324,941)	(260,233)
Net cash used in investing activities	(179,828)	(87,995)
Cash flows from financing activities
Repayments on finance lease obligations	(56,856)	(41,469)
Purchase of treasury stock	(188,659)	-
Repurchase of restricted stock for income tax withholding	(36,467)	(21,469)
Net cash used in financing activities	(281,982)	(62,938)
Net change in cash, cash equivalents and restricted cash	(27,996)	281,883
Cash, cash equivalents and restricted cash, beginning of period	782,497	500,614
Cash, cash equivalents and restricted cash, end of period	$754,501	$782,497

Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with GAAP, we have presented adjusted operating income (loss), EBITDA, adjusted EBITDA, and adjusted earnings per share, which are not presented in accordance with GAAP.

  Adjusted operating income (loss) is defined as income (loss) from operations as adjusted for amortization of intangible assets, stock-based compensation, and other one-time charges or gains.
  EBITDA is defined as income (loss) from operations as adjusted for depreciation and amortization.
  Adjusted EBITDA is defined as income (loss) from operations as adjusted for depreciation and amortization, stock-based compensation, and other one-time charges or gains.
  Adjusted earnings per share (adjusted EPS) is defined as net income (loss) attributable to common stockholders as adjusted for the amortization of intangible assets, stock-based compensation, and other one-time charges or gains net of tax impact divided by the diluted weighted average number of common shares outstanding less the shares expected to be received for the capped call transaction related to Stride’s convertible senior notes.

Adjusted operating income (loss), adjusted EBITDA, and adjusted EPS exclude stock-based compensation, which consists of expenses for restricted stock, restricted stock units, and performance stock units.

Management believes that the presentation of these non-GAAP financial measures provides useful information to investors relating to our financial performance. Adjusted operating income (loss), adjusted EBITDA and adjusted EPS remove stock-based compensation, which is a non-cash charge that varies based on market volatility and the terms and conditions of the awards. EBITDA and adjusted EBITDA remove depreciation and amortization, which can vary depending upon accounting methods and the book value of assets. Adjusted operating income (loss), adjusted EBITDA and adjusted earnings per share remove one-time charges or gains which are not related to core operating activities and are not indicative of our ongoing operating performance. Additionally, adjusted EPS includes the impact from shares expected to be received by the Company to offset potential dilution from the convertible senior notes. EBITDA and adjusted EBITDA provide a measure of corporate performance exclusive of capital structure and the method by which assets were acquired.

Management uses these non-GAAP financial measures:

  as additional measures of operating performance because they assist in comparing the Company’s performance on a consistent basis; and
  in presentations to the members of the Company’s Board of Directors to enable the Board to review the same measures used by management to compare the Company’s current operating results with corresponding prior periods.

Other companies may define these non-GAAP financial measures differently and, as a result, these non-GAAP financial measures may not be directly comparable to similar non-GAAP financial measures used by other companies. Although these non-GAAP financial measures are used to assess the performance of the business, the use of non-GAAP financial measures is limited as they include and/or do not include certain items included and/or not included in the most directly comparable GAAP financial measure.

These non-GAAP financial measures should be considered in addition to, and not as a substitute for, revenues, income (loss) from operations, net income (loss) and diluted net income (loss) per share or other related financial information prepared in accordance with GAAP. Adjusted EBITDA is not intended to be a measure of liquidity. You are cautioned not to place undue reliance on these non-GAAP financial measures.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are provided below.

Fourth Quarter and Full Fiscal Year 2026

Reconciliation of Income from Operations to Adjusted Operating Income

	Three Months Ended		Year Ended
	June 30,		June 30,
	2026	2025	2026	2025
	(In thousands)
Income from operations	$105,852	$56,864	$450,767	$360,094
Amortization of intangible assets	1,770	2,344	7,351	9,867
Stock-based compensation expense	10,192	11,872	40,255	36,794
Impairment of long-lived assets	-	59,478	-	59,478
Adjusted operating income	$117,814	$130,558	$498,373	$466,233

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended June 30,		Year Ended June 30,
	2026	2025	2026	2025
	(In thousands)
Net income	$81,388	$51,320	$338,192	$287,941
Interest expense, net	2,889	2,693	11,778	10,504
Other income, net	(1,362)	(10,160)	(2,173)	(33,629)
Income tax expense	22,831	12,919	102,765	93,007
Loss from equity method investments	106	92	205	2,271
Depreciation and amortization	33,779	30,199	126,562	114,669
EBITDA	139,631	87,063	577,329	474,763
Stock-based compensation expense	10,192	11,872	40,255	36,794
Impairment of long-lived assets	-	59,478	-	59,478
Adjusted EBITDA	$149,823	$158,413	$617,584	$571,035

Reconciliation of Net Income Attributable to Common Shareholders and Diluted Net Income Per Share to Adjusted Earnings Per Share

	Three Months Ended		Year Ended
	June 30,		June 30,
	2026	2025	2026	2025
	(In thousands)
Net income attributable to common stockholders	$81,388	$51,320	$338,192	$287,941
Amortization of intangible assets	1,770	2,344	7,351	9,867
Stock-based compensation expense	10,192	11,872	40,255	36,794
Impairment of long-lived assets	-	59,478	-	59,478
Income tax effect from adjustments above	(1,188)	(15,309)	(12,937)	(21,442)
Adjusted net income attributable to common stockholders	$92,162	$109,705	$372,861	$372,638

Share computation:
Weighted average common shares — diluted	46,388,112	49,767,056	47,332,855	48,413,717
Effect of capped call transactions	(2,876,857)	(1,827,961)	(2,568,353)	(2,396,207)
Adjusted weighted average common shares — diluted	43,511,255	47,939,095	44,764,502	46,017,510
Adjusted earnings per share	$2.12	$2.29	$8.33	$8.10

	Three Months Ended		Year Ended
	June 30,		June 30,
	2026	2025	2026	2025
	(per share)
Diluted net income per share	$1.75	$1.03	$7.14	$5.95
Amortization of intangible assets	0.04	0.05	0.16	0.20
Stock-based compensation expense	0.23	0.24	0.85	0.76
Impairment of long-lived assets	-	1.20	-	1.23
Income tax effect from adjustments above	(0.03)	(0.31)	(0.27)	(0.44)
Effect of capped call transactions	0.13	0.08	0.45	0.40
Adjusted earnings per share	$2.12	$2.29	$8.33	$8.10